Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report on Form 10-Q of Upbound Group, Inc. (the "Company") for the period ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Fahmi W. Karam, Chief Executive Officer and Director of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Fahmi W. Karam
Fahmi W. Karam
Chief Executive Officer and Director

Dated: July 31, 2025

A signed original of this written statement required by Section 906 has been provided to Upbound Group, Inc. and will be retained by Upbound Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.